Exagen Inc. Reports Third Quarter 2022 Results
Medicare Reimbursement Returns

November 14, 2022

SAN DIEGO – Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing solutions, today reported financial results for the quarter ended September 30, 2022.
Third Quarter Highlights:
•Total revenue of $14.7 million recognized in the third quarter of 2022. Our flagship AVISE® CTD test, including AVISE® Lupus, recognized revenue of $12.8 million in the third quarter of 2022.
•Delivered 35,569 AVISE® CTD tests, including AVISE® Lupus, in the third quarter of 2022, a 12% increase over the third quarter of 2021. Since the launch of AVISE® CTD in 2012 through the third quarter of 2022, we have delivered over 700,000 of these tests.
•Number of ordering healthcare providers totaled 2,287 in the third quarter of 2022, an increase of 16% over the third quarter of 2021.
•Medicare resumed reimbursement dating back to Q2 for AVISE Lupus claims.
•Increasing full year 2022 revenue guidance, range of $40 million to $43 million.

“I’m very excited to be joining Exagen, as President and CEO,” said John Aballi. “Exagen has developed a leadership position in one of the largest fields of medicine with our proprietary AVISE testing platform. We are the Rheumatologist’s trusted partner in diagnostics, and I look forward to working with the team to continue to build on this foundation. Having spent the majority of my career working in labs, developing and commercializing diagnostics in oncology, I’m looking forward to bringing that same successful approach to Exagen."
Third Quarter 2022 Financial Results
Total testing revenue was $14.7 million for the third quarter of 2022 (including $3.7 million that we recognized in the third quarter from AVISE Lupus Medicare claims that were submitted in the second quarter), compared to $11.9 million in the third quarter of 2021. Our revenue resulting from the Janssen Agreement contributed no revenue in the third quarter of 2022, compared to $0.4 million in the third quarter of 2021. Total revenue for the three months ended September 30, 2022 was $14.7 million, compared with $12.3 million in the third quarter of 2021. Gross margin was 59.2% in the third quarter of 2022, compared to 55.2% in the third quarter of 2021. Testing gross margin was 59.2% in the third quarter of 2022, compared to 53.7% in the third quarter of 2021.
Operating expenses were $22.5 million in the third quarter of 2022, compared with $18.8 million in the third quarter of 2021, due to higher expenses in the following areas; employee-related expenses associated with the overall increase in headcount, marketing spend, R&D expenses, cost of revenue due to the increase in testing volumes, and public company costs.
As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022, the Audit Committee of the Board of Directors of the Company determined that the Company made certain errors in the manner in which it recognized revenue related to changes in billing practices specific to its transition to the use of the PLA code for AVISE CTD. The effect of these errors was an overstatement of revenue and accounts receivable in the amount of $1.4 million and $0.9 million, respectively, and an understatement of other liabilities in the amount of $0.5 million for the three months ended June 30, 2022. Accordingly, the Company will file an amendment to its Form 10-Q for the quarter ended June 30, 2022 to restate the previously issued financial statements.
For the third quarter of 2022, net loss was $8.1 million, compared to a net loss of $7.2 million for the third quarter of 2021.
Cash and cash equivalents were $68.7 million as of September 30, 2022.
2022 Guidance
For the full year 2022, we increase our revenue guidance range to $40 million to $43 million.
Conference Call
A conference call to review third quarter 2022 financial results and to provide a business update is scheduled for today November 14, 2022 at 4:30 PM Eastern Time (1:30 PM Pacific Time). Interested parties may access the conference call by dialing (201) 389-0918 (U.S.) or (877) 407-0890 (international). Additionally, a link to a live webcast of the call will be available in the Investor Relations section of Exagen's website at investors.exagen.com.
Participants are asked to join a few minutes prior to the call to register for the event. A replay of the conference call will be available until Monday, November 28, 2022 at 11:59 PM Eastern Time (8:59 PM Pacific Time). Interested parties may access the replay of the conference call by dialing (201) 612-7415 (U.S.) or (877) 660-6853 (international) using passcode 13733098. Additionally, a recording of the webcast will be available using the link on the Exagen investor relations website approximately one hour after the call concludes.
About Exagen
Exagen (Nasdaq: XGN) is a leading provider of autoimmune diagnostic, prognostic, and monitoring testing solutions. Exagen is a patient focused, discovery driven organization built on the success of AVISE testing and is investing in its product pipeline to support patients throughout their autoimmune diagnosis and treatment journeys. The goal at Exagen is to assist patients, physicians, and payors by enabling precision medicine. Exagen is located in San Diego County with clinical and research and development laboratories in Vista, CA.
For more information, please visit Exagen.com and follow @ExagenInc on Twitter.
Forward Looking Statements
Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Exagen's goals and strategies; the potential utility and effectiveness of Exagen's services and testing solutions that are currently available or in its development pipeline and any related potential cost‑savings; the expectation that Exagen's in-network agreements will drive availability of its tests, and potential revenue that may be generated by such agreements; Exagen's ability to obtain and maintain consistent reimbursement for its tests, including its reliance on third parties to process and transmit claims to payors and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims; the expected impact and results of further investments in its business and collaborations, Exagen's future potential growth and ability to continue to sustain success; Exagen’s plans related to the restatement of the financial statements as of and for the three and six months ended June 30, 2022; Exagen’s plan of remediation with respect to the one or more material weaknesses in internal controls over financial reporting the Company expects to identify; and 2022 guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: the COVID-19 pandemic may continue to adversely affect its business, financial condition and results of operations, including as a result of slowdown in its operations as well as those of its suppliers and courier services, impeding patient movement and interruptions to healthcare services causing a decrease in test volumes, disruptions to the supply chain of material needed for its tests causing an increase in cost per test, its sales and commercialization activities and its ability to receive specimens and perform or deliver the results from its tests, delays in reimbursement and coverage decisions from Medicare and third-party payors and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; Exagen’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products and promoted therapeutics among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; third-party payors not providing coverage and adequate reimbursement for Exagen’s testing products or promoted therapeutics, including Exagen's ability to collect funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting Exagen’s business; and other risks described in Exagen’s prior press releases and Exagen’s filings with the Securities and Exchange Commission ("SEC"), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent filings with the SEC. These reports contain more information about Exagen, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. In particular, you are encouraged to review the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2022 and its amended quarterly report on Form 10-Q for the quarter ended June 30, 2022 for any revisions or updates to the information in this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

CONTACTS:
Investors Relations
Exagen Inc.
Ryan Douglas
rdouglas@exagen.com
760.560.1525

Company
Exagen Inc.
Kamal Adawi, Chief Financial Officer
kadawi@exagen.com
760.477.5514

Exagen Inc.
Unaudited Condensed Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue	$14,726	$12,251	$32,726	$35,610
Operating expenses:
Costs of revenue	6,010	5,487	17,905	15,649
Selling, general and administrative expenses	14,151	11,528	39,204	32,739
Research and development expenses	2,382	1,740	7,175	5,035
Total operating expenses	22,543	18,755	64,284	53,423
Loss from operations	(7,817)	(6,504)	(31,558)	(17,813)
Interest expense	(618)	(678)	(1,822)	(1,986)
Other income, net	339	3	346	1
Net loss	$(8,096)	$(7,179)	$(33,034)	$(19,798)
Net loss per share, basic and diluted	$(0.47)	$(0.42)	$(1.94)	$(1.27)
Weighted-average number of shares used to compute net loss per share, basic and diluted	17,080,959	16,945,591	17,044,623	15,636,150

Exagen Inc.
Unaudited Condensed Balance Sheets
(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$68,704	$99,442
Accounts receivable, net	10,639	9,654
Prepaid expenses and other current assets	2,717	3,638
Total current assets	82,060	112,734
Property and equipment, net	8,331	4,772
Operating lease right-of-use assets	5,114	—
Goodwill	5,506	5,506
Other assets	586	433
Total assets	$101,597	$123,445
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,669	$2,492
Operating lease liabilities	1,009	—
Accrued and other current liabilities	6,654	6,826
Total current liabilities	11,332	9,318
Borrowings-non-current portion, net of discounts and debt issuance costs	28,008	27,478
Non-current operating lease liabilities	4,766	—
Deferred tax liabilities	306	306
Other non-current liabilities	999	1,407
Total liabilities	45,411	38,509
Stockholders' equity:
Common stock, $0.001 par value; 200,000,000 shares authorized at September 30, 2022 and December 31, 2021; 16,305,475 and 16,164,994 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	16	16
Additional paid-in capital	297,344	293,060
Accumulated deficit	(241,174)	(208,140)
Total stockholders' equity	56,186	84,936
Total liabilities and stockholders' equity	$101,597	$123,445